UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2023

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2023, Mr. Quan Vu resigned as Chief Operating/Chief Business Officer of 180 Life Sciences Corp. (the “Company”, “we” and “us”) effective the same date, and entered into a Separation and Release Agreement with the Company (the “Separation Agreement”).

Under the Separation Agreement, the Company agreed to pay Mr. Vu (a) $281,190, less all applicable withholdings and required deductions; and (b) reimburse up to $1,100 a month for eight months for Mr. Vu’s health insurance expenses, whether under COBRA or otherwise (collectively, (a) and (b), the “Severance Payment”). The Severance Payment (except for the amounts payable pursuant to (b) which shall be paid by the 15th day of each calendar month during the applicable eight-month period) is required to be paid within 30 days of the Separation Date (the “Payment Date”). In addition to the Severance Payment, by the Payment Date, the Company agreed to pay Mr. Vu $73,645 for accrued backpay, $16,250 for backpay related to a 2021 bonus, and $36,050 for accrued paid time off. Under the Separation Agreement, Mr. Vu agreed that his resignation was voluntary, provided a customary general release to the Company and also agreed to certain confidentiality, non-disclosure, non-solicitation, non-disparagement, and cooperation covenants in favor of the Company.

The foregoing summary of the Separation Agreement is a summary only and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference in its entirety.

The Company is in the process of determining the best course of action going forward for the potential replacement of its Chief Operating/Chief Business Officer. In the interim, to assist the Company in its ongoing potential out-licensing initiatives and business development activities, the Company will continue to rely on the advice and counsel of various consultants including Dr. Glenn Larsen, co-founder and former CEO and Chairman of 180 Therapeutics, LP, a wholly-owned subsidiary of the Company which houses the Company’s assets for anti-tumor necrosis factor (“TNF”) therapy. Dr. Larsen brings significant experience from his tenure in the discovery, development, partnering and commercialization of pharmaceutical and biotechnology products.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Separation and Release Agreement, dated January 18, 2023, by and between 180 Life Sciences Corp. and Quan Vu
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

180 LIFE SCIENCES CORP.

Date: January 20, 2023	By:	/s/ James N. Woody, M.D., Ph.D.
James N. Woody, M.D., Ph.D.
Chief Executive Officer

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